                                                                EXHIBIT No. 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.   20549


June 14, 2002


Dear Sir/Madam:


We have read the first three paragraphs of Item 4 included in the Form 8-K dated June 14, 2002 of SpectRx, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/  Arthur Andersen LLP

cc:  Mr. Thomas H. Muller
     Chief Financial Officer
     SpectRx, Inc.